UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 10, 2013

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation)

000-53942
(Commission File Number)
20-0215404
(IRS Employer Identification No.)

Office 205 – 290 Lakeshore Road
Pointe-Claire, Quebec, Canada H9S 4L3
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: 514-907-4989

Office 234 – 10601 Southport Road SW
Calgary, Alberta, Canada T2W 3M6
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5. Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers and Directors; Compensatory Arrangements of Certain Officers

On December 10, 2013, Daniel Meikleham resigned as a member of the Board of Directors and the President, Chief Executive Officer, Secretary, Treasurer, and Chief Financial Officer of Urban Barns Foods Inc. (the “Company”). Mr. Meikleham resigned from his respective positions with the Company for personal reasons and to pursue other opportunities, and not as a result of any disagreement with the Company regarding its operations, policies or practices. In connection with Mr. Meikleham’s resignations, the Company agreed to reimburse him a total of $160,000 in full and final settlement of all prior incurred expenses and accrued consulting fees owing to both Mr.Meikleham and his spouse.

On December 11, 2013, the Board of Directors of the Company called a special meeting to authorize the appointment of certain individuals to fill the vacancies created by Mr. Meikleham's resignations. The Board of Directors accepted the consent from Richard Groome, who is a current member of the Board of Directors, to act as the President and Chief Executive Officer of the Company, effective December 11, 2013. The Board of Directors further accepted the consent from Horst Hueniken, who is also a current member of the Board of Directors, as the Chairman of the Board; and, on an interim basis, Secretary, Treasurer and Chief Financial Officer of the Company.

Thus, as of the date of this Current Report, the members of the Board of Directors consist of the following: (i) Richard Groome; (ii) Robyn Jackson; (iii) Ned Goodman; and (iv) Horst Hueniken.

Biographies

Richard Groome. Mr. Groome is Managing Partner of Notre-Dame Capital Inc. ("NDC"). His expertise stems from financing small and mid-size emerging growth companies. Prior to NDC, Mr. Groome started Groome Capital, and created one of Canada’s leading underwriters of IPO’s, private placements and secondary offerings on the Internet. The firm was sold to Desjardins in 2001. Mr. Groome joined a new and vibrant executive team with a very aggressive plan to grow Desjardins Securities into a top ten securities firm in the country. In 2005, this was accomplished and Mr. Groome left Desjardins (Canada’s seventh largest financial institution) to establish NDC. Richard has been in the financial industry for more than twenty years at such firms as Groome Capital, Marleau Lemire Securities, Sprott Securities and Levesque Beaubien Geoffrion. Mr. Groome has actively managed or participated in over 400 financings, representing some $4-billion in small cap financings. Mr. Groome was a director of the CDNX Exchange, the predecessor of the TSX Venture Exchange, for several years. He is currently Chairman of the boards of directors of Oriana Technologies and Bitumen Capital Inc., interim CEO of Oriana Technologies, President of Bitumen Capital Inc., and a non-executive director on the board of directors of Hitlab Inc. Mr. Groome holds a Bachelor of Arts in Economics from McGill University.

Horst Hueniken. For the past 25 years, Mr. Hueniken has served as Research Analyst or Portfolio Manager on the buy- and sell-sides of the investment management and investment dealer businesses. Since January of 2009, he has focused on investments in the agriculture and aquaculture sectors, globally. From July 2012 to the current date, Mr. Hueniken has been a Vice President and Portfolio Manager at Goodman & Company, Investment Counsel Inc., where he is responsible for investing the firm’s capital in private and public firms. Prior to that, from October 2011 through May 2012, Mr. Hueniken was a self-employed Portfolio Manager, where he spearheaded the launch of Hybrid Global Agriculture, a fund for accredited investors. From September 2002 through to September 2011, Mr. Hueniken was a Managing Director and Research Analyst with Stifel, Nicolaus & Company, Inc. as well as two of its predecessor firms. Mr. Hueniken earned a Masters of Business Administration in 1987 at Richard Ivey School of Business, London, Ontario, and earned a Bachelor of Applied Science in Mechanical Engineering in 1982 from the University of Waterloo, Ontario. Mr. Hueniken earned the designation of Chartered Financial Analyst in 1992, and he is currently registered with the Ontario Securities Commission as portfolio manager. Mr. Hueniken is also Chairman of the board of directors of AgriMarine Holdings Inc., and a non-executive director on the boards of directors of Blue Goose Capital Corp., Xylitol Canada Inc., and Liberty Resources Limited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 12, 2013	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Richard Groome
Director, President and Chief Executive
Officer